EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), which appears on page F-1 of the Annual Report on Form 10-KSB of El Capitan Precious Metals, Inc. for the year ended September 30, 2003.


/s/ Gelfond Hochstadt Pangburn, P.C.

Denver, Colorado
June 10, 2004